Exhibit (d)(1)(ii)

Schedule A to

Amended and Restated Investment Management Agreement

As of February 1, 2018

Part I

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
AllianzGI Best Styles Emerging Markets Equity Fund	0.40%	9/15/14
AllianzGI Best Styles Global Equity Fund	0.30%	12/2/13
AllianzGI Best Styles International Equity Fund	0.30%	9/15/14
AllianzGI Best Styles U.S. Equity Fund	0.30%	9/15/14
AllianzGI Convertible Fund	0.57%	4/1/12
AllianzGI Emerging Markets Consumer Fund	0.90%	2/1/16
AllianzGI Emerging Markets Debt Fund	0.75%	9/2/14
AllianzGI Emerging Markets Small-Cap Fund	1.20%	9/15/14
AllianzGI Europe Equity Dividend Fund	0.80%	12/17/14
AllianzGI Global Allocation Fund	0.70%	4/1/15
AllianzGI Global Dynamic Allocation Fund	0.70%	4/1/15
AllianzGI Global Fundamental Strategy Fund	0.75%	7/1/13
AllianzGI Global High Yield Fund	0.60%	5/3/17
AllianzGI Global Sustainability Fund	0.80%	9/15/14
AllianzGI Global Water Fund	0.95%	3/31/08
AllianzGI High Yield Bond Fund	0.48%	4/1/10
AllianzGI International Growth Fund	0.70%	4/1/17
AllianzGI International Small-Cap Fund	1.00%	4/1/10
AllianzGI Multi Asset Income Fund*†	0.05%	6/30/16
AllianzGI Micro Cap Fund	1.25%	4/1/10
AllianzGI NFJ Emerging Markets Value Fund	0.85%	2/1/16
AllianzGI NFJ International Small-Cap Value Fund	0.85%	11/1/15
AllianzGI Real Estate Debt Fund	0.45%	12/22/17
AllianzGI Retirement 2020 Fund*	0.05%	6/30/16
AllianzGI Retirement 2025 Fund*	0.05%	6/30/16
AllianzGI Retirement 2030 Fund*	0.05%	6/30/16

AllianzGI Retirement 2035 Fund*	0.05%	6/30/16
AllianzGI Retirement 2040 Fund*	0.05%	6/30/16
AllianzGI Retirement 2045 Fund*	0.05%	6/30/16
AllianzGI Retirement 2050 Fund*	0.05%	6/30/16
AllianzGI Retirement 2055 Fund*	0.05%	6/30/16
AllianzGI Short Duration High Income Fund	0.48%	9/22/11
AllianzGI Structured Return Fund	0.60%	7/1/14
AllianzGI Ultra Micro Cap Fund	1.50%	4/1/10
AllianzGI U.S. Equity Hedged Fund	0.70%	12/3/12

*	Unitary Fee Fund
†	(formerly known as AllianzGI Retirement Income Fund)

Part II

Fund	Base Fee* Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
AllianzGI PerformanceFee Structured US Fixed Income Fund	0.30%	12/18/17
AllianzGI PerformanceFee Structured US Equity Fund	0.60%	12/18/17
AllianzGI PerformanceFee Managed Futures Strategy Fund	0.75%	12/18/17

*	Subject to a positive or negative performance adjustment based on the Fund’s performance relative to a specified benchmark, as described below.

For each fund listed in the table above (each a “Fulcrum Fund”), the Manager will be compensated on the following basis for the services and facilities to be furnished hereunder. The Manager shall receive a monthly management fee, payable monthly as soon as practicable after the last day of each month, composed of a Base Fee and, effective following the completion of the Fulcrum Fund’s twelfth (12th) full calendar month of operation, a Performance Adjustment. The Performance Adjustment is added to or subtracted from the Base Fee depending on whether the Fund’s investment performance for the performance period exceeded or lagged the performance of a rate calculated with reference to a specified index, as set forth below. The Performance Adjustment is not cumulative. An increased fee may result even though the performance of the Fulcrum Fund over some period of time shorter than the performance period has lagged that of the relevant index-based rate, and, conversely, a reduction in the fee may be made for a month even though the performance of the Fulcrum Fund over some period of time shorter than the performance period has exceeded that of the relevant index-based rate. The Base Fee and the Performance Adjustment will be computed for each Fulcrum Fund as follows:

I.	AllianzGI PerformanceFee Structured US Fixed Income Fund

(a)    Base Fee: The Base Fee shall be calculated by applying a rate of 0.30% to the Fund’s average daily net assets during the last month of the Performance Period as of the close of business on each business day, and multiplying the resulting amount by a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar amount comprises the Base Fee.

Only the Base Fee applies for purposes of calculating the Fund’s management fee from the Effective Date through the Fund’s first twelve (12) full calendar months of operation, subject to applicable waiver and expense limitations.

(b)    Performance Adjustment Rate: Except as otherwise provided in sub-paragraph (e) of this Section I, the Performance Adjustment Rate is 0.0048% for each 0.01% by which the Fund’s investment performance for the performance period exceeds or lags the performance of the Barclays U.S. Aggregate Bond Index as then constituted plus 0.625% (the “Index-Based Hurdle”). The maximum performance adjustment (positive or negative) will not exceed an annualized rate of +/- 0.30% of the Fund’s average daily net assets over the full performance period, which would occur when the performance of the class of the Fund’s shares with the highest net expense ratio (the “Reference Class”) (which is the Class P share class as of the date hereof) exceeds, or is exceeded by, the Index-Based Hurdle by 0.625%.

For purposes of calculating the performance adjustment of the Fund, the Fund’s investment performance will be based on the performance of the Reference Class. In computing the investment performance of the Reference Class and the investment record of the Barclays U.S. Aggregate Bond Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the securities included in the Barclays U.S. Aggregate Bond Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rules under the Investment Advisers Act of 1940, as the same from time to time may be amended.

(c)    Performance Period: The initial performance period will commence on December 18, 2017. During the Fund’s first twelve (12) full calendar months of operation, no performance adjustment may be applied to the Base Fee. Starting with the Fund’s thirteenth full calendar month of operation, the performance adjustment will take effect. Thereupon, the performance period over which the performance adjustment will be calculated will be a rolling twelve-month period.

(d)    Performance Adjustment: The amount of the performance adjustment shall equal: (i) the average daily net assets of the Fund over the Performance Period, multiplied by (ii) the Performance Adjustment Rate, multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar figure will be added to or subtracted from the Base Fee depending on whether the Fund experienced better or worse performance than the Index-Based Hurdle.

(e)    In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect for that month. The Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over that month ending on the last business day on which this Agreement is in effect. The amount of any Performance Adjustment to the Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over the twelve-month period ending on the last business day on which this Agreement is in effect, provided that if this Agreement has been in effect less than twelve (12) full calendar months, no such Performance Adjustment shall be made.

II.	AllianzGI PerformanceFee Structured US Equity Fund

(a)    Base Fee: The Base Fee shall be calculated by applying a rate of 0.60% to the Fund’s average daily net assets during the last month of the Performance Period as of the close of business on each business day, and multiplying the resulting amount by a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar amount comprises the Base Fee.

Only the Base Fee applies for purposes of calculating the Fund’s management fee from the Effective Date through the Fund’s first twelve (12) full calendar months of operation, subject to applicable waiver and expense limitations.

(b)    Performance Adjustment Rate: Except as otherwise provided in sub-paragraph (e) of this Section II, the Performance Adjustment Rate is 0.0048% for each 0.01% by which the Fund’s investment performance for the performance period exceeds or lags the performance of the S&P 500 Index as then constituted plus 1.25% (the “Index-Based Hurdle”). The maximum performance adjustment (positive or negative) will not exceed an annualized rate of +/- 0.60% of the Fund’s average daily net assets over the full performance period, which would occur when the performance of the class of the Fund’s shares with the highest net expense ratio (the “Reference Class”) (which is the Class P share class as of the date hereof) exceeds, or is exceeded by, the Index-Based Hurdle by 1.25%.

For purposes of calculating the performance adjustment of the Fund, the Fund’s investment performance will be based on the performance of the Reference Class. In computing the investment performance of the Reference Class and the investment record of the S&P 500 Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the securities included in the S&P 500 Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rules under the Investment Advisers Act of 1940, as the same from time to time may be amended.

(c)    Performance Period: The initial performance period will commence on December 18, 2017. During the Fund’s first twelve (12) full calendar months of operation, no performance adjustment may be applied to the Base Fee. Starting with the Fund’s thirteenth full calendar month of operation, the performance adjustment will take effect. Thereupon, the performance period over which the performance adjustment will be calculated will be a rolling twelve-month period.

(d)    Performance Adjustment: The amount of the performance adjustment shall equal: (i) the average daily net assets of the Fund over the Performance Period, multiplied by (ii) the Performance Adjustment Rate, multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar figure will be added to or subtracted from the Base Fee depending on whether the Fund experienced better or worse performance than the Index-Based Hurdle.

(e)    In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect for that month. The Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over that month ending on the last business day on which this Agreement is in effect. The amount of any Performance Adjustment to the Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over the twelve-month period ending on the last business day on which this Agreement is in effect, provided that if this Agreement has been in effect less than twelve (12) full calendar months, no such Performance Adjustment shall be made.

III.	AllianzGI PerformanceFee Managed Futures Strategy Fund

(a)    Base Fee: The Base Fee shall be calculated by applying a rate of 0.75% to the Fund’s average daily net assets during the last month of the Performance Period as of the close of business on each business day, and multiplying the resulting amount by a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar amount comprises the Base Fee.

Only the Base Fee applies for purposes of calculating the Fund’s management fee from the Effective Date through the Fund’s first twelve (12) full calendar months of operation, subject to applicable waiver and expense limitations.

(b)    Performance Adjustment Rate: Except as otherwise provided in sub-paragraph (e) of this Section III, the Performance Adjustment Rate is 0.0015% for each 0.01% by which the Fund’s investment performance for the performance period exceeds or lags the performance of the BofA Merrill Lynch 3-Month US T-Bill Index as then constituted plus 5.00% (the “Index-Based Hurdle”). The maximum performance adjustment (positive or negative) will not exceed an annualized rate of +/- 0.75% of the Fund’s average daily net assets over the full performance period, which would occur when the performance of the class of the Fund’s shares with the highest net expense ratio (the “Reference Class”) (which is the Class P share class as of the date hereof) exceeds, or is exceeded by, the Index-Based Hurdle by 5.00%.

For purposes of calculating the performance adjustment of the Fund, the Fund’s investment performance will be based on the performance of the Reference Class. In computing the investment performance of the Reference Class and the investment record of the BofA Merrill Lynch 3-Month US T-Bill Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the securities included in the BofA Merrill Lynch 3-Month US T-Bill Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rules under the Investment Advisers Act of 1940, as the same from time to time may be amended.

(c)    Performance Period: The initial performance period will commence on December 18, 2017. During the Fund’s first twelve (12) full calendar months of operation, no performance adjustment may be applied to the Base Fee. Starting with the Fund’s thirteenth full calendar month of operation, the performance adjustment will take effect. Thereupon, the performance period over which the performance adjustment will be calculated will be a rolling twelve-month period.

(d)    Performance Adjustment: The amount of the performance adjustment shall equal: (i) the average daily net assets of the Fund over the Performance Period, multiplied by (ii) the Performance Adjustment Rate, multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar figure will be added to or subtracted from the Base Fee depending on whether the Fund experienced better or worse performance than the Index-Based Hurdle.

(e)    In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect for that month. The Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over that month ending on the last business day on which this Agreement is in effect. The amount of any Performance Adjustment to the Base Fee will be computed on the basis of and applied to the Fund’s average daily net assets over the twelve-month period ending on the last business day on which this Agreement is in effect, provided that if this Agreement has been in effect less than twelve (12) full calendar months, no such Performance Adjustment shall be made.

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS U.S. LLC have each caused this Schedule A to the Amended and Restated Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President & Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Barbara R. Claussen
Name:	Barbara R. Claussen
Title:	Managing Director

[Signature Page to Schedule A]